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UJB FINANCIAL CORP.                                                                            Exhibit (28)B
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                   ----------------------
                                                                                     1994*       1993**
                                                                                   ----------  ----------
Interest Income
  Interest and fees on loans                                                      $  156,603 $   166,019
  Interest on investment securities:
      taxable                                                                         37,497      40,039
      tax-exempt                                                                       5,441       6,864
  Interest on investment securities available for sale                                13,656       9,546
  Interest on Federal funds sold and securities
    purchased under agreements to resell                                                 210         551
  Interest on trading account securities                                                 257         364
  Interest on deposits with banks                                                        157         125
                                                                                   ----------  ----------
      Total interest income                                                          213,821     223,508
Interest Expense
  Interest on savings and time deposits                                               54,296      73,234
  Interest on commercial certificates of deposit
    $100,000 and over                                                                  1,872       1,589
  Interest on borrowed funds                                                          15,366      12,061
                                                                                   ----------  ----------
      Total interest expense                                                          71,534      86,884
                                                                                   ----------  ----------
      Net interest income                                                            142,287     136,624
  Provision for loan losses                                                           18,500      25,000
                                                                                   ----------  ----------
      Net interest income after  provision for loan losses                           123,787     111,624
Non-Interest Income
  Service charges on deposit accounts                                                 15,884      14,759
  Service and loan fee income                                                          9,082       7,732
  Trust income                                                                         5,807       5,574
  Investment securities gains                                                          1,275       6,559
  Trading account gains                                                                   79         444
  Other                                                                               11,639      12,094
                                                                                   ----------  ----------
      Total non-interest income                                                       43,766      47,162
Non-Interest Expenses
  Salaries                                                                            43,735      44,620
  Pension and other employee benefits                                                 13,770      14,868
  Occupancy, net                                                                      13,687      12,641
  Furniture and equipment                                                             11,782      10,843
  Other real estate provision and operating expenses                                   4,053      14,940
  FDIC insurance assessment                                                            6,747       8,069
  Advertising and public relations                                                     2,690       2,577
  Other                                                                               25,889      28,198
                                                                                   ----------  ----------
      Total non-interest expenses                                                    122,353     136,756
                                                                                   ----------  ----------
Income before income taxes                                                            45,200      22,030
  Federal and state income taxes                                                      16,079       5,503
                                                                                   ----------  ----------
Income before cumulative effect of a change in accounting principle                   29,121      16,527
   Cumulative effect of a change in accounting principle                              (1,731)      3,816
                                                                                   ----------  ----------
Net Income                                                                        $   27,390 $    20,343
                                                                                   ==========  ==========
Net Income Per Common Share:
Income before cumulative effect of a change in accounting principle               $     0.55 $      0.32
   Cumulative effect of a change in accounting principle                               (0.03)       0.07
                                                                                   ----------  ----------
Net Income Per Common Share                                                       $     0.52 $      0.39
                                                                                   ==========  ==========
Average Common Shares Outstanding (in thousands)                                      51,772      51,019
                                                                                   ==========  ==========

  *    Effective January 1994, the company adopted SFAS No.112, Accounting for Postemployment Benefits.
  **   Effective January 1993, the company adopted SFAS No.109, Accounting for Income Taxes.
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